White Mountain Arranges Corporate Update Investor Conference Call

SANTIAGO, Chile, December 8, 2014 - White Mountain Titanium Corporation ("White Mountain" or the "Company") (OTCQB Markets: WMTM) is pleased to announce that, further to the news release of December 2, 2014, the Company is arranging to provide a corporate update through an Investor Conference Call scheduled for Thursday, December 11, 2014, at 9:00 AM Eastern Standard Time.

Dial-in details for the Investor Conference Call are provided below.

Dial-In Number:	1-860-970-0300

Participant Access Code:	528512

About White Mountain Titanium Corporation

The Company holds mining concessions on the Cerro Blanco property currently consisting of 41 registered mining exploitation concessions and 34 mining exploration concessions in the process of being constituted, over approximately 17,041 hectares located approximately 39 kilometres west of the City of Vallenar in the Atacama, or Region III, geographic region of northern Chile.

OTCQB Markets has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. This news release may contain forward-looking statements including but not limited to comments regarding the timing and content of upcoming work programs, geological interpretations, receipt of property titles, potential mineral recovery processes, etc. Forward-looking statements address future events and conditions and, therefore, involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated in such statements.

Contact:

White Mountain Titanium Corporation

Howard Crosby ,	Wei Lu, Director
Senior V-P Investor Relations

(509) 526 - 3491	(617) 671 – 0673

SOURCE White Mountain Titanium Corporation